FOR MORE INFORMATION:                                     FOR IMMEDIATE RELEASE
Meredith J. Ching, 808-525-6669 or mching@abinc.com




PAUL K. ITO NAMED A&B CONTROLLER


         HONOLULU - (April 17, 2006) - Alexander & Baldwin, Inc. (NASDAQ: ALEX) announced today that its board of directors has named Paul K. Ito to the position of controller, effective May 1, 2006. Ito will replace Thomas A. Wellman, who is leaving A&B to join another company. Ito will be responsible for accounting, internal controls and financial reporting for the Company.

         "We are very pleased to be able to promote someone of Paul's skill level and experience to this position," said A&B Senior Vice President and Chief Financial Officer Christopher J. Benjamin, to whom Ito will report. "Paul is extremely talented and has technical expertise that is invaluable in this era of increasingly complex accounting and reporting standards. After nine years with Deloitte & Touche, most recently as a member of the firm's national office accounting consultation and research group, Paul joined A&B one year ago and has helped broaden and strengthen our internal audit function as its director. He is highly qualified to take on his new role as controller."

         Benjamin continued, "Tom Wellman has made innumerable contributions to A&B over the past 17 years, including ten years as controller. We have Tom to thank for developing and overseeing an accounting, reporting and control environment of the highest integrity. We wish him well in his new role as chief financial officer of The Gas Company, another long-standing, well-respected Hawaii firm, as he assumes that position upon its expected acquisition by New York-based Macquarie Infrastructure Company."

         A&B President and CEO Allen Doane also announced the appointments of Benjamin as treasurer, a position previously held by Wellman, and of Timothy H. Reid as assistant treasurer. Reid also is treasurer of A&B's Matson Navigation Company subsidiary. "Chris, Tom and Tim have worked closely together over the past two years to enhance the Company's balance sheet, negotiate both secured and unsecured facilities, and reduce the company's cost of capital," Doane said. "These appointments not only recognize the contributions of Chris and Tim in this process, but will ensure a seamless transition in the treasury function."

Additional information on these individuals:

         Paul K. Ito joined A&B in April 2005 as director, internal audit. Ito is a certified public accountant (CPA). He earned a master's degree in professional accounting (MPA), with a concentration in managerial accounting, from the University of Texas at Austin, and a bachelor's degree in finance and marketing from the University of Hawaii at Manoa. Ito earned numerous academic awards including the Financial Executives Institute scholarship award and Ellen McAngus Ezell scholarship award, as well as the Elijah Watt Sells Gold Medal Award for obtaining the highest score in the nation on the May 1996 CPA exam. Prior to joining A&B he worked for Deloitte & Touche, LLP in its San Francisco national office.

         Christopher J. Benjamin joined A&B in August 2001 and was promoted to chief financial officer in May 2004. Benjamin holds a master's degree in business administration (MBA) from Harvard Business School and graduated from the University of Michigan with a bachelor's degree in economics.

         Timothy H. Reid joined Matson Navigation Company in March 1991 as assistant treasurer and was promoted to the position of treasurer in 1992. Reid is a certified public accountant (CPA). He earned a master's degree in business administration (MBA) from Golden Gate University, specializing in tax, and a bachelor's degree in accounting from the University of San Francisco. Prior to joining Matson, Reid worked for Crowley Maritime, Shaklee Corporation, Crown Zellerbach, and KPMG Peat Marwick.

         Alexander & Baldwin, Inc. is a diversified corporation headquartered in Honolulu. A&B's major lines of business are ocean transportation
(Matson Navigation Company, Inc. and Matson Integrated Logistics, Inc.); real estate (A&B Properties, Inc.); and food products (Hawaiian Commercial & Sugar Company, Kauai Coffee Company, Inc.). Additional information about A&B may be found at its website: www.alexanderbaldwin.com.
                       ------------------------


Statements in this press release that are not historical facts are "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. These forward-looking statements are not guarantees of future performance. This release should be read in conjunction with our Annual Report on Form 10-K and our other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release.


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